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                                                                       Exhibit 1






                             JOINT FILING AGREEMENT

           Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Schedule 13G, to which this exhibit is attached, is filed its behalf.


Dated: February 11, 1999

                                            /s/ Paul M. Montrone
                                            Paul M. Montrone


                                            /s/ Sandra G. Montrone
                                            Sandra G. Montrone